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                                                                   EXHIBIT 23(a)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus for the registration of Guaranteed Debt Securities to be filed on or about March 22, 1996, and to the incorporation by reference therein of our report dated January 23, 1996, with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP


Washington, D.C.


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The foregoing consent is in the form that will be signed upon the completion of the Loral Merger Agreement.


                                       /s/ Ernst & Young LLP


Washington, D.C.
March 22, 1996